Exhibit 99.1

FOR IMMEDIATE RELEASE SEPTEMBER 20, 2010	NEWS NYSE Amex: GORO

GOLD RESOURCE CORPORATION EXECUTES $55.6 MILLION PRIVATE PLACEMENT TO ACCELERATE PRODUCTION PROFILE AND EXPLORATION

DENVER - September 20, 2010 - Gold Resource Corporation (GORO) (NYSE Amex: GORO) is pleased to announce the execution of agreements for a $55.6 million private placement of its common stock to increase the development of its Oaxaca Mining Unit's production profile, accelerate its exploration programs, initiate a formal reserve report and to capitalize on new property acquisition opportunities. Gold Resource Corporation is a low-cost gold producer with operations in southern Mexico.

Gold Resource Corporation's private placement consists of 3.475 million shares of restricted common stock at $16.00 per share with no warrants. Jefferies & Company, Inc. served as sole placement agent for Gold Resource Corporation in the private placement. Closing of the transaction is subject to customary conditions.

The Company intends to increase mill capacity by potentially 50% in anticipation of expansion of its known mineralization at the La Arista vein system and thereby correspondingly increase the Project's production profile. The Company will accelerate exploration of the Oaxaca Mining Unit's portfolio of 5 potential high-grade properties. Having drilled only 1% of the Oaxaca Mining Unit's concessions to date, and finding three high-grade deposits, an aggressive investment in exploration is warranted and could have a positive, near-term impact on shareholder value. A more formal reserve report of the internally estimated mineralized material will be undertaken. And, the Company will also be in the position to acquire additional property opportunities located in select areas throughout Mexico and worldwide for project diversification and Company growth.

Gold Resource Corporation is positioned for accelerated and aggressive growth during this historic gold bull market. The equity raise provides immediate funding to accelerate the Company's production profile and to accelerate exploration of its Oaxaca Mining Unit. Management believes the potential 50% mill capacity increase coupled with the ability to accelerate exploration programs on a more comprehensive and immediate basis more than offsets the 7% shareholder dilution. With only 53 million shares outstanding after the raise, the Company is among the tightest capital structures for a producing company in the mining space.

The Shares have been offered and will be sold in private transactions and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in five potential high-grade gold and silver properties in Mexico's southern state of Oaxaca. The company will have 52,998,303 shares outstanding after the close of this transaction, no warrants and no debt. For more information, please visit GRC's website, located at www.Goldresourcecorp.com and read the Company's 10-K for an understanding of the risk factors involved.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "plan", "target", "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation's strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the company's 10-K filed with the Securities and Exchange Commission

Contact: Greg Patterson - Corporate Development 303-320-7708